UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 9, 2021

VOXX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28839
(State or other jurisdiction of incorporation)	(Commission File Number)

13-1964841

(I.R.S. Employer Identification No.)

2351 J Lawson Blvd., Orlando, FL	32824
(Address of principal executive offices)	(Zip Code)

(800) 645-7750

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class:	Trading Symbol:	Name of Each Exchange on which Registered
Class A Common Stock $.01 par value	VOXX	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On September 9, 2021, Voxx International Corporation issued a press release announcing that its wholly owned subsidiary, Premium Audio Company, LLC (“PAC”) and Sharp Corporation (“Sharp”) have completed the acquisition of certain assets of the audio/video business of Onkyo Home Entertainment Corporation (“Onkyo”) through a joint venture established by the parties for the purpose of the acquisition.  The acquisition was finalized on September 8, 2021. The total purchase price is $30.8 million, plus the assumption of certain liabilities and future commission payments to Onkyo on certain product sales.  PAC owns approximately 77% of the joint venture, with Sharp owning approximately 23%.  The joint venture owns the Onkyo and Integra brands and will market, and sell a variety of products under the Onkyo, Pioneer, and Integra brands.  A copy of the press release is furnished as Exhibit 99.1 to this report.

The information furnished under Item 8.01, including Exhibit 99.1, shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 9, 2021, relating to VOXX International Corporation's acquisition of the audio/video business of Onkyo Home Entertainment Corporation.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOXX INTERNATIONAL CORPORATION (Registrant)

Date: September 14, 2021	BY:	/s/ Charles M. Stoehr
Charles M. Stoehr
Senior Vice President and
Chief Financial Officer